EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270063) and Form S-8 (Nos. 333-279637, 333-197088, 333-184178, 333-183993, 333-182066, 333-174665, 333-165736, 333-133559 and 333-125992) of Mondelēz International, Inc. of our report dated February 5, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 5, 2025
PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois 60606
T: 312-298-2000, F: 312-298-2001, www.pwc.com/us